Designated Filer:  Warburg Pincus Private Equity IX, LLP
Issuer & Ticker Symbol:  ARAMARK Corporation (RMK)
Date of Event Requiring Statement:  May 1, 2006


                                                                    Exhibit 99.2

                        JOINT FILERS' NAMES AND ADDRESSES


1.   Name:      Warburg Pincus IX LLC
     Address:   c/o Warburg Pincus LLC
                466 Lexington Avenue
                New York, NY 10017

2.   Name:      Warburg Pincus Partners LLC
     Address:   c/o Warburg Pincus LLC
                466 Lexington Avenue
                New York, NY 10017

3.   Name:      Warburg Pincus LLC
     Address:   466 Lexington Avenue
                New York, NY 10017

4.   Name:      Warburg Pincus & Co.
     Address:   c/o Warburg Pincus LLC
                466 Lexington Avenue
                New York, NY 10017

5.   Name:      Charles R. Kaye
     Address:   c/o Warburg Pincus LLC
                466 Lexington Avenue
                New York, NY 10017

6.   Name:      Joseph P. Landy
     Address:   c/o Warburg Pincus LLC
                466 Lexington Avenue
                New York, NY 10017